EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan of Credence Systems Corporation, of our report dated November 26, 1997 with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in its Annual Report on Form 10-K for the year ended October 31, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP
San Jose, California
July 10, 1998